Press Release # 201215	FOR IMMEDIATE RELEASE	April 16, 2012

Enertopia Corporate Update AGM Results

Vancouver, BC—Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") announces that at its AGM on April 16, 2012 all resolutions passed with a record number of votes cast for each resolution.

On April 10, 2012, the company had its annual general meeting. Certain motions were approved and adopted:

  Election of Robert McAllister, Donald Findlay, Greg Dawson and Chris Bunka as directors, approved by unanimous shareholder vote with 7,237,500 votes for and nil votes against;
  Ratification of the continued appointment of the independent, registered public accounting firm, approved by unanimous shareholder vote with 7,813,688 votes for and nil votes against;
  Proposal to transact such other business as may properly come before the Meeting, approved by unanimous shareholder vote with 7,708,014 votes for and 105,674 votes against.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. The company searches for projects that could provide potential above-market returns. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

(This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company.